Exhibit 99.1

NEWS RELEASE

Transcat, Inc. 35 Vantage Point Drive • Rochester • NY • 14624 • Phone: (585) 352-7777

IMMEDIATE RELEASE

Transcat Reports Record First Quarter Results on 23% Revenue Growth and Solid Gross Margin Expansion

●	Consolidated revenue of $47.8 million up 22.8% from prior year

●	Service segment revenue grew 20% and gross margin expanded 540 basis points to 31.8%; organic revenue grew 16.6%

●	Distribution segment revenue grew 27% and gross margin expanded 260 basis points to 23.6%

●	Adjusted EBITDA of $6.1 million, up 75% from prior year

ROCHESTER, NY, July 27, 2021 – Transcat, Inc. (Nasdaq: TRNS) (“Transcat” or the “Company”), a leading provider of accredited calibration, repair, inspection and laboratory instrument services and value-added distributor of professional grade handheld test, measurement and control instrumentation, today reported financial results for its first quarter ended June 26, 2021 (the “first quarter”) of fiscal year 2022, which ends March 26, 2022 (“fiscal 2022”). Results include the previously reported acquisitions of Bio Tek Services, Inc. (“Bio Tek”) effective December 16, 2020 and Upstate Metrology (“Upstate”) effective April 29, 2021.

“The start to our fiscal year 2022 was very strong and allowed us to achieve record first quarter revenue, gross margin, operating income and EBITDA,” commented Lee D. Rudow, President and CEO. “Our Service segment continued to perform at a high level, growing revenue 20% and increasing gross margin 540 basis points from the prior-year period. We reported 16.6% organic revenue growth as our highly-regulated end markets, including life sciences, remained strong, and we compared against a COVID-19 impacted prior year quarter. Our gross margin improvement was driven by operating leverage on our fixed costs from the strong organic growth and to a lesser degree continued strong technician productivity”

“We were also pleased with the sequential improvement in our Distribution business, with first quarter revenue increasing 27% on improving order trends and an easier comparison against a prior-year period that was significantly impacted by the onset of the COVID-19 pandemic. Overall, our Service segment performance drove first quarter consolidated operating income of $3.7 million, exceeding our expectations and increasing $2.7 million from prior year.”

Mr. Rudow added, “Cash flow from operations in the first quarter was in line with our expectations and our balance sheet remains strong. We recently announced an amendment to our credit facility which favorably updates certain terms and increases our available revolving line of credit from $40 million to $80 million to support future growth investments and a robust acquisition pipeline.”

Transcat Reports Operating Income of $3.7 Million from Revenue and Margin Growth for Fiscal 2022 First Quarter
July 27, 2021

First Quarter Fiscal 2022 Review
(Results are compared with the first quarter of the fiscal year ended March 27, 2021 (“fiscal 2021”))

($ in thousands)			Change
	FY22 Q1	FY21 Q1	$'s	%
Service Revenue	$27,557	$22,967	$4,590	20.0%
Distribution Sales	20,233	15,937	4,296	27.0%
Revenue	$47,790	$38,904	$8,886	22.8%

Gross Profit	$13,520	$9,409	$4,111	43.7%
Gross Margin	28.3%	24.2%

Operating Income	$3,689	$964	$2,725	282.7%
Operating Margin	7.7%	2.5%

Net Income	$3,688	$798	$2,890	362.2%
Net Margin	7.7%	2.1%

Adjusted EBITDA*	$6,110	$3,488	$2,622	75.2%
Adjusted EBITDA* Margin	12.8%	9.0%

*See Note 1 on page 4 for a description of this non-GAAP financial measure and page 9 for the Adjusted EBITDA Reconciliation table.

Consolidated revenue increased 22.8% to $47.8 million. Consolidated gross profit was $13.5 million, an increase of $4.1 million, or 43.7%, while gross margin expanded 410 basis points due to strong performance in both the Service and Distribution segments. Operating expenses increased $1.4 million, or 16.4%, driven by incremental expenses from acquired businesses, investments in technology and higher performance-related employee costs. Net income per diluted share increased to $0.49 from $0.11.

Service segment delivers record first quarter results

Represents the accredited calibration, repair, inspection and laboratory instrument services business (58% of total revenue for the first quarter of fiscal 2021).

($ in thousands)			Change
	FY22 Q1	FY21 Q1	$'s	%
Service Segment Revenue	$27,557	$22,967	$4,590	20.0%
Gross Profit	$8,752	$6,069	$2,683	44.2%
Gross Margin	31.8%	26.4%

Operating Income	$2,974	$1,129	$1,845	163.5%
Operating Margin	10.8%	4.9%

Adjusted EBITDA*	$4,721	$2,863	$1,858	64.9%
Adjusted EBITDA* Margin	17.1%	12.5%

*See Note 1 on page 4 for a description of this non-GAAP financial measure and page 9 for the Adjusted EBITDA Reconciliation table.

Service segment revenue increased 20.0% to a record $27.6 million and included $0.8 million of incremental revenue from acquisitions. Organic revenue growth was 16.6% and was driven by improvement in end market conditions, continued market share gains and an easier comparison over the prior-year quarter, which was impacted by the COVID-19 pandemic.

Continued strong technician productivity and operating leverage on fixed costs resulted in an increase of Service gross margin by 540 basis points over prior year.

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Transcat Reports Operating Income of $3.7 Million from Revenue and Margin Growth for Fiscal 2022 First Quarter
July 27, 2021

Distribution segment revenue and margins rebounded in the first quarter

Represents the sale and rental of new and used professional grade handheld test, measurement and control instrumentation (42% of total revenue for the first quarter of fiscal 2022).

($ in thousands)			Change
	FY22 Q1	FY21 Q1	$'s	%
Distribution Segment Sales	$20,233	$15,937	$4,296	27.0%
Gross Profit	$4,768	$3,340	$1,428	42.8%
Gross Margin	23.6%	21.0%

Operating Income (Loss)	$715	$(165)	$880	(533.3%)
Operating Margin	3.5%	(1.0%)

Adjusted EBITDA*	$1,389	$625	$764	122.0%
Adjusted EBITDA* Margin	6.9%	3.9%

*See Note 1 on page 4 for a description of this non-GAAP financial measure and page 9 for the Adjusted EBITDA Reconciliation table.

Distribution sales increased 27.0% on improving order trends and an easier comparison to the prior year period, which was significantly impacted by the COVID-19 pandemic. Distribution gross margin increased 260 basis points on a favorable mix of products sold.

Balance Sheet Highlights

At June 26, 2021, the Company had $27.9 million available for borrowing under its secured revolving credit facility. Total debt of $22.2 million was up $2.6 million from fiscal 2021 year-end. The Company’s leverage ratio, as defined in the credit agreement, was 0.96 at June 26, 2021, compared with 0.94 at March 27, 2021.

On July 7, 2021, the Company amended its revolving credit facility to include a $40.0 million increase in borrowing capacity, a reduced LIBOR floor on its revolving line of credit borrowings, a reduced interest rate on its Term Loan and certain financial covenant modifications, among other customary provisions.

Outlook

Mr. Rudow concluded, “The results of the first quarter were excellent and we are pleased with the continued strong performance of our Service segment and improving trends in our Distribution segment. We have a strong balance sheet, sustainable Service segment gross margins and an active M&A pipeline. We are confident that the strength of our unique value proposition and our new customer pipeline positions us well for continued strong organic growth.

“For the second quarter of fiscal 2022, we expect Service organic growth to be similar to what we achieved in the first quarter. We expect more modest improvement in Service gross margin than we have experienced over the last several quarters, largely due to a more difficult technician productivity comparison versus the second quarter of fiscal 2021. Distribution is expected to achieve high teens growth in the second quarter on improved order trends and a prior-year comparison that includes lower levels of demand due to the COVID-19 pandemic.”

Transcat revised its fiscal year 2022 income tax rate to a range between 16% and 18% from the previous estimated range of 20% to 22%. This estimate includes Federal, various state, and Canadian income taxes and reflects the discrete tax benefit associated with share-based payment and stock option activity.

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Transcat Reports Operating Income of $3.7 Million from Revenue and Margin Growth for Fiscal 2022 First Quarter
July 27, 2021

The Company anticipates total capital expenditures to be approximately $7.5 million to $8.5 million in fiscal 2022, with the majority of the capital expenditures planned for growth-oriented opportunities within both operating segments.

Webcast and Conference Call

Transcat will host a conference call and webcast on Wednesday, July 28, 2021 at 11:00 a.m. ET. Management will review the financial and operating results for the first quarter, as well as the Company’s strategy and outlook. A question and answer session will follow the formal discussion. The review will be accompanied by a slide presentation, which will be available at www.transcat.com/investor-relations. The conference call can be accessed by calling (201) 689-8471. Alternatively, the webcast can be monitored at www.transcat.com/investor-relations.

A telephonic replay will be available from 2:00 p.m. ET on the day of the call through Wednesday, August 4, 2021. To listen to the archived call, dial (412) 317-6671 and enter conference ID number 13721676, or access the webcast replay at www.transcat.com/investor-relations, where a transcript will be posted once available.

NOTE 1 – Non-GAAP Financial Measures

In addition to reporting net income, a U.S. generally accepted accounting principle (“GAAP”) measure, we present Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization, non-cash stock compensation expense, restructuring expense, and non-cash loss on sale of building), which is a non-GAAP measure. The Company’s management believes Adjusted EBITDA is an important measure of operating performance because it allows management, investors and others to evaluate and compare the performance of its core operations from period to period by removing the impact of the capital structure (interest), tangible and intangible asset base (depreciation and amortization), taxes, and stock-based compensation expense, which is not always commensurate with the reporting period in which it is included. As such, the Company uses Adjusted EBITDA as a measure of performance when evaluating its business segments and as a basis for planning and forecasting. Adjusted EBITDA is not a measure of financial performance under GAAP and is not calculated through the application of GAAP. As such, it should not be considered as a substitute for the GAAP measure of net income and, therefore, should not be used in isolation of, but in conjunction with, the GAAP measure. Adjusted EBITDA, as presented, may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies. See the attached Adjusted EBITDA Reconciliation table below.

ABOUT TRANSCAT

Transcat, Inc. is a leading provider of accredited calibration, repair, inspection and laboratory instrument services. The Company is focused on providing best-in-class services and products to highly regulated industries, particularly the Life Science industry, which includes pharmaceutical, biotechnology, medical device and other FDA-regulated businesses; as well as aerospace and defense, and energy and utilities. Transcat provides periodic on-site services, mobile calibration services, pickup and delivery, in-house services at its 22 Calibration Service Centers strategically located across the United States, Puerto Rico and Canada, and services at 20 imbedded customer-site locations. The breadth and depth of measurement parameters addressed by Transcat’s ISO/IEC 17025 scopes of accreditation are believed to be the best in the industry.

Transcat also operates as a leading value-added distributor that markets, sells and rents new and used national and proprietary brand instruments to customers primarily in North America. The Company believes its combined Service and Distribution segment offerings, experience, technical expertise and integrity create a unique and compelling value proposition for its customers.

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Transcat Reports Operating Income of $3.7 Million from Revenue and Margin Growth for Fiscal 2022 First Quarter
July 27, 2021

Transcat’s strategy is to leverage the complementary nature of its two operating segments, its comprehensive service capabilities, strong brand, enhanced e-commerce capabilities and leading distribution platform to drive organic sales growth. The Company will also look to expand its addressable calibration market through acquisitions and capability investments to further realize the inherent leverage of its business model.

More information about Transcat can be found at: Transcat.com.

Safe Harbor Statement
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact and thus are subject to risks, uncertainties and assumptions. Forward-looking statements are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “could,” “plans,” “aims” and other similar words. All statements addressing operating performance, events or developments that Transcat, Inc. expects or anticipates will occur in the future, including but not limited to statements relating to anticipated revenue, profit margins, the Company’s response to the coronavirus (COVID-19) pandemic, the commercialization of software projects, sales operations, capital expenditures, cash flows, operating income, growth strategy, segment growth, potential acquisitions, integration of acquired businesses, market position, customer preferences, outlook and changes in market conditions in the industries in which Transcat operates are forward-looking statements. Forward-looking statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties include those more fully described in Transcat’s Annual Report and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company’s forward-looking statements, which speak only as of the date they are made. Except as required by law, the Company disclaims any obligation to update, correct or publicly announce any revisions to any of the forward-looking statements contained in this news release, whether as the result of new information, future events or otherwise.

For more information contact:

Mark A. Doheny, Chief Financial Officer
Phone: (585) 563-5766
Email: mark.doheny@transcat.com

FINANCIAL TABLES FOLLOW.

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Transcat Reports Operating Income of $3.7 Million from Revenue and Margin Growth for Fiscal 2022 First Quarter
July 27, 2021

TRANSCAT, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In Thousands, Except Per Share Amounts)

	(Unaudited)
	First Quarter Ended
	June 26,	June 27,
	2021	2020
Service Revenue	$27,557	$22,967
Distribution Sales	20,233	15,937
Total Revenue	47,790	38,904

Cost of Service Revenue	18,805	16,898
Cost of Distribution Sales	15,465	12,597
Total Cost of Revenue	34,270	29,495

Gross Profit	13,520	9,409

Selling, Marketing and Warehouse Expenses	4,997	4,074
General and Administrative Expenses	4,834	4,371
Total Operating Expenses	9,831	8,445

Operating Income	3,689	964

Interest and Other Expense, net	195	243

Income Before Income Taxes	3,494	721
Benefit from Income Taxes	(194)	(77)

Net Income	$3,688	$798

Basic Earnings Per Share	$0.49	$0.11
Average Shares Outstanding	7,464	7,394

Diluted Earnings Per Share	$0.49	$0.11
Average Shares Outstanding	7,593	7,514

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Transcat Reports Operating Income of $3.7 Million from Revenue and Margin Growth for Fiscal 2022 First Quarter
July 27, 2021

TRANSCAT, INC.
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Amounts)

	(Unaudited)	(Audited)
	June 26,	March 27,
	2021	2021
ASSETS
Current Assets:
Cash	$254	$560
Accounts Receivable, less allowance for doubtful accounts of $615
and $526 as of June 26, 2021 and March 27, 2021, respectively	33,324	33,950
Other Receivables	380	428
Inventory, net	11,642	11,636
Prepaid Expenses and Other Current Assets	3,139	2,354
Total Current Assets	48,739	48,928
Property and Equipment, net	22,172	22,203
Goodwill	43,904	43,272
Intangible Assets, net	6,901	7,513
Right To Use Asset, net	8,467	9,392
Other Assets	956	808
Total Assets	$131,139	$132,116

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts Payable	$11,203	$12,276
Accrued Compensation and Other Liabilities	7,312	10,417
Income Taxes Payable	-	382
Current Portion of Long-Term Debt	2,089	2,067
Total Current Liabilities	20,604	25,142
Long-Term Debt	20,107	17,494
Deferred Tax Liabilities	3,223	3,201
Lease Liabilities	7,235	7,958
Other Liabilities	3,263	3,243
Total Liabilities	54,432	57,038

Shareholders' Equity:
Common Stock, par value $0.50 per share, 30,000,000 shares authorized;
7,468,991 and 7,458,251 shares issued and outstanding
as of June 26, 2021, and March 27, 2021, respectively	3,734	3,729
Capital in Excess of Par Value	19,632	19,287
Accumulated Other Comprehensive Loss	(269)	(451)
Retained Earnings	53,610	52,513
Total Shareholders' Equity	76,707	75,078
Total Liabilities and Shareholders' Equity	$131,139	$132,116

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Transcat Reports Operating Income of $3.7 Million from Revenue and Margin Growth for Fiscal 2022 First Quarter
July 27, 2021

TRANSCAT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	(Unaudited)
	For the First Quarter Ended
	June 26,	June 27,
	2021	2020
Cash Flows from Operating Activities:
Net Income	$3,688	$798
Adjustments to Reconcile Net Income to Net Cash Provided
by Operating Activities:
(Gain) Loss on Sale of Property and Equipment	50	(1)
Deferred Income Taxes	22	24
Depreciation and Amortization	1,990	1,872
Provision for Accounts Receivable and Inventory Reserves	290	561
Stock-Based Compensation Expense	437	312
Changes in Assets and Liabilities:
Accounts Receivable and Other Receivables	805	2,948
Inventory	33	5
Prepaid Expenses and Other Assets	(918)	(251)
Accounts Payable	(1,073)	(2,621)
Accrued Compensation and Other Liabilities	(2,880)	494
Income Taxes Payable	(389)	(99)
Net Cash Provided by Operating Activities	2,055	4,042

Cash Flows from Investing Activities:
Purchase of Property and Equipment	(1,203)	(1,261)
Business Acquisitions, net of cash acquired	(931)	-
Net Cash Used in Investing Activities	(2,134)	(1,261)

Cash Flows from Financing Activities:
Proceeds from (Repayment of) Revolving Credit Facility, net	3,243	(1,330)
Repayments of Term Loan	(608)	(487)
Issuance of Common Stock	701	383
Repurchase of Common Stock	(3,379)	(1,287)
Net Cash Used in Financing Activities	(43)	(2,721)

Effect of Exchange Rate Changes on Cash	(184)	(193)

Net Decrease in Cash	(306)	(133)
Cash at Beginning of Period	560	499
Cash at End of Period	$254	$366

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Transcat Reports Operating Income of $3.7 Million from Revenue and Margin Growth for Fiscal 2022 First Quarter
July 27, 2021

TRANSCAT, INC.
Adjusted EBITDA Reconciliation Table
(In thousands)
(Unaudited)

	Fiscal 2022
	Q1	Q2	Q3	Q4	YTD
Net Income	$3,688				$3,688
+ Interest Expense	189				189
+ Other Expense / (Income)	6				6
+ Tax Provision	(194)				(194)
Operating Income	$3,689				$3,689
+ Depreciation & Amortization	1,990				1,990
+ Other (Expense) / Income	(6)				(6)
+ Noncash Stock Compensation	437				437
Adjusted EBITDA	$6,110				$6,110

Segment Breakdown

Service Operating Income	$2,974				$2,974
+ Depreciation & Amortization	1,488				1,488
+ Other (Expense) / Income	(2)				(2)
+ Noncash Stock Compensation	261				261
Service Adjusted EBITDA	$4,721				$4,721

Distribution Operating Income	$715				$715
+ Depreciation & Amortization	502				502
+ Other (Expense) / Income	(4)				(4)
+ Noncash Stock Compensation	176				176
Distribution Adjusted EBITDA	$1,389				$1,389

			Fiscal 2021
	Q1	Q2	Q3	Q4	YTD
Net Income	$798	$2,024	$1,761	$3,208	$7,791
+ Interest Expense	224	233	203	190	850
+ Other Expense / (Income)	19	84	16	122	241
+ Tax Provision	(77)	737	539	992	2,191
Operating Income	$964	$3,078	$2,519	$4,512	$11,073
+ Depreciation & Amortization	1,871	1,864	1,861	1,984	7,580
+ Restructuring Expense	360	-	-	290	650
+ Other (Expense) / Income	(19)	(85)	(15)	(122)	(241)
+ Noncash Stock Compensation	312	366	197	638	1,513
Adjusted EBITDA	$3,488	$5,223	$4,562	$7,302	$20,575
Segment Breakdown

Service Operating Income	$1,129	$2,977	$1,956	$4,379	$10,441
+ Depreciation & Amortization	1,394	1,359	1,372	1,472	5,597
+ Restructuring Expense	193	-	-	156	349
+ Other (Expense) / Income	(15)	(57)	(8)	(82)	(162)
+ Noncash Stock Compensation	162	196	126	351	835
Service Adjusted EBITDA	$2,863	$4,475	$3,446	$6,276	$17,060

Distribution Operating Income	$(165)	$101	$563	$133	$632
+ Depreciation & Amortization	477	505	489	512	1,983
+ Restructuring Expense	167	-	-	134	301
+ Other (Expense) / Income	(4)	(28)	(7)	(40)	(79)
+ Noncash Stock Compensation	150	170	71	287	678
Distribution Adjusted EBITDA	$625	$748	$1,116	$1,026	$3,515

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Transcat Reports Operating Income of $3.7 Million from Revenue and Margin Growth for Fiscal 2022 First Quarter
July 27, 2021

TRANSCAT, INC.
Additional Information - Business Segment Data
(Dollars in thousands)
(Unaudited)

			Change
SERVICE	FY 2022 Q1	FY 2021 Q1	$'s	%
Service Revenue	$27,557	$22,967	$4,590	20.0%
Cost of Service Revenue	18,805	16,898	1,907	11.3%
Gross Profit	$8,752	$6,069	$2,683	44.2%
Gross Margin	31.8%	26.4%

Selling, Marketing & Warehouse Expenses	$2,715	$2,348	$367	15.6%
General and Administrative Expenses	3,063	2,592	471	18.2%
Operating Income	$2,974	$1,129	$1,845	163.5%
% of Revenue	10.8%	4.9%

			Change
DISTRIBUTION	FY 2022 Q1	FY 2021 Q1	$'s	%
Distribution Sales	$20,233	$15,937	$4,296	27.0%
Cost of Distribution Sales	15,465	12,597	2,868	22.8%
Gross Profit	$4,768	$3,340	$1,428	42.8%
Gross Margin	23.6%	21.0%

Selling, Marketing & Warehouse Expenses	$2,282	$1,726	$556	32.2%
General and Administrative Expenses	1,771	1,779	(8)	(0.4%)

Operating Income	$715	$(165)	$880	533.3%
% of Sales	3.5%	(1.0%)

			Change
TOTAL	FY 2022 Q1	FY 2021 Q1	$'s	%
Total Revenue	$47,790	$38,904	$8,886	22.8%
Total Cost of Revenue	34,270	29,495	4,775	16.2%
Gross Profit	$13,520	$9,409	$4,111	43.7%
Gross Margin	28.3%	24.2%

Selling, Marketing & Warehouse Expenses	$4,997	$4,074	$923	22.7%
General and Administrative Expenses	4,834	4,371	463	10.6%
Operating Income	$3,689	$964	$2,725	282.7%
% of Revenue	7.7%	2.5%